Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 33-15149) pertaining to the Questar Corporation Stock Option Plan for Directors,

2.	Registration Statement (Post-effective Amendment No. 3 to Form S-8 No. 33-4436) pertaining to the Questar Corporation Employee Savings and Stock Purchase Plan,

3.	Registration Statement (Form S-8 No. 33-40800) pertaining to the Questar Corporation Long-Term Stock Incentive Plan,

4.	Registration Statement (Form S-8 No. 33-40801) pertaining to the Questar Corporation Stock Option Plan for Directors (additional shares),

5.	Registration Statement (Form S-8 No. 33-48169) pertaining to the Questar Corporation Employee Stock Purchase Plan,

6.	Registration Statement (Form S-8 No. 333-04951) pertaining to the Questar Corporation Stock Option Plan for Directors (additional shares),

7.	Registration Statement (Form S-8 No. 333-04913) pertaining to the Questar Corporation Directors' Stock Plan,

8.	Registration Statement (Form S-8 No. 33-48168) pertaining to the Questar Corporation Dividend Reinvestment and Stock Purchase Plan,

9.	Registration Statement (Form S-3 No. 333-09643) pertaining to the Questar Corporation Dividend Reinvestment Plan,

10.	Registration Statement (Form S-8 No. 333-67658) pertaining to the Questar Corporation Long-Term Stock Incentive Plan,

11.	Registration Statement (Form S-8 No. 333-89486) pertaining to the Questar Corporation Employee Investment Plan,

12.	Registration Statement (Form S-3 No. 333-175924) pertaining to the Questar Corporation Dividend Reinvestment and Stock Purchase Plan, and

13.	Registration Statement (Form S-8 No. 333-190303) pertaining to the Questar Corporation Long-Term Stock Incentive Plan

14.	Registration Statement (Form S-8 No. 333-196493) pertaining to the Questar Corporation 401(k) Retirement Income Plan

of our reports dated February 19, 2015, with respect to the consolidated financial statements and schedule of Questar Corporation, and the effectiveness of internal control over financial reporting of Questar Corporation included in this Annual Report (Form 10-K) of Questar Corporation for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Salt Lake City, Utah
February 19, 2015